Exhibit 31.4

Certification of Principal Financial Officer Required by

Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended,

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Apoorv Dwivedi, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of Atlis Motor Vehicles Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2023	By: /s/ Apoorv Dwivedi
Apoorv Dwivedi Chief Financial Officer